                                                                    EXHIBIT 99.3

Contact: Doug Guarino          Director of Corporate Relations      781-647-3900
         Christopher Lindop    Chief Financial Officer

INVERNESS MEDICAL INNOVATIONS, INC. AGREES TO ACQUIRE BINAX, INC.

PURCHASE ALLOWS INVERNESS TO FURTHER STRENGTHEN ITS POSITION IN POINT-OF-CARE DIAGNOSTICS

CONFERENCE CALL SCHEDULED FOR 8:30 A.M. ON WEDNESDAY, FEBRUARY 9, 2005


WALTHAM, Mass., February 8, 2005 -- Inverness Medical Innovations, Inc. (Amex:
IMA), a leading manufacturer and marketer of consumer and professional diagnostics products, and developer of advanced medical devices, announced today that it has signed a definitive agreement to acquire Binax, Inc., a privately held company located in Portland, Maine. Binax is a leading developer, manufacturer and distributor of rapid diagnostic products for infectious disease testing, primarily related to the respiratory system. Binax is a profitable company with sales in 2004 of approximately $20 million.

Under the terms of the agreement, Inverness will acquire all of the stock of Binax in exchange for 1,433,333 shares of its common stock and additional consideration of $8,600,000 in cash at the closing of the acquisition. Inverness has agreed to register the shares issuable in the transaction prior to the closing. The agreement also provides for additional consideration to the Binax shareholders of up to $11,000,000 in cash contingent upon Binax meeting certain new product development performance objectives over five years.

Ron Zwanziger, CEO of Inverness Medical Innovations, commenting about the acquisition said, "The addition of Binax is a continuation of our strategic efforts focused on expanding our proprietary technology base and product offerings. We expect to benefit from Binax's established reputation in respiratory diagnostics, and we are excited about the potential new product development opportunities."

Roger Piasio, CEO of Binax also commented by saying, "We are delighted to be aligned with Inverness given their vast technology portfolio as well as their strong global sales and distribution network. By leveraging our combined resources and expertise, we expect to be able to improve our ability to deliver significant and innovative new products to point-of-care diagnostic markets."

The transaction is subject to Inverness obtaining the consent of its lenders and other ordinary and customary closing conditions. The acquisition is expected to close in the first quarter of 2005 or early in the second quarter of 2005.

The Company will host a conference call beginning at 8:30 a.m. (Eastern Time) on Wednesday, February 9, 2005 to discuss the Binax acquisition. During the conference call, the Company may answer questions concerning business and financial developments and trends and other business and financial matters. The Company's responses to these questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.

The conference call can be accessed by dialing 973-935-2401 (domestic and international), an access code is not required, or via a link on the Inverness website at http://www.invernessmedical.com or http://www.calleci.com. A telephone replay of the call will be available by dialing 973-341-3080 (domestic and international) with an access code of 5702457. That replay will be available shortly after the end of the call and until 12:00 midnight (Eastern

Time) on February 11, 2005. An on demand webcast of the call will be available at the Inverness website (http://www.invernessmedical.com/News.htm) two hours after the end of the call and remain available for 12 months.

Inverness Medical Innovations is a leading global developer of advanced diagnostic devices and is presently exploring new opportunities for its proprietary electrochemical and other technologies in a variety of professional diagnostic and consumer-oriented applications including immuno-diagnostics with a focus on women's health, cardiology and infectious disease. The company's new product development efforts, as well as its position as a leading supplier of consumer pregnancy and fertility/ovulation tests and rapid point-of-care diagnostics, are supported by the strength of its intellectual property portfolio. The Company is headquartered in Waltham, Massachusetts.

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE FEDERAL SECURITIES LAWS. ACTUAL RESULTS MAY DIFFER MATERIALLY DUE TO NUMEROUS FACTORS, INCLUDING WITHOUT LIMITATION, THE ABILITY OF THE COMPANY TO SUCCESSFULLY DEVELOP AND COMMERCIALIZE PRODUCTS, INCLUDING THE PRODUCTS WHICH ARE THE SUBJECT OF THE CONTINGENT CASH PAYMENT TO THE BINAX SHAREHOLDERS MENTIONED ABOVE; THE POTENTIAL MARKET ACCEPTANCE OF THE COMPANY'S CURRENT AND FUTURE PRODUCTS, THE EFFICACY AND SAFETY OF THE COMPANY'S PRODUCTS, THE CONTENT AND TIMING OF SUBMISSIONS TO AND DECISIONS BY REGULATORY AUTHORITIES BOTH IN THE UNITED STATES AND ABROAD, THE ABILITY TO MANUFACTURE SUFFICIENT QUANTITIES OF PRODUCT FOR DEVELOPMENT AND COMMERCIALIZATION ACTIVITIES, CONDITIONS IN THE FINANCIAL MARKETS, THE INTENSELY COMPETITIVE ENVIRONMENT IN THE COMPANY'S MARKETS WHICH COULD REDUCE THE COMPANY'S MARKET SHARE OR LIMIT ITS ABILITY TO INCREASE MARKET SHARE, THE OPERATIONAL INTEGRATION ASSOCIATED WITH THE ACQUISITION OF BINAX, INC., AS WELL AS ANY PAST OR FUTURE ACQUISITION TRANSACTIONS AND OTHER RISKS GENERALLY ASSOCIATED WITH SUCH TRANSACTIONS, THE EFFECT OF PENDING AND FUTURE LEGAL PROCEEDINGS, INCLUDING THE COST THEREOF, ON THE COMPANY'S FINANCIAL PERFORMANCE AND PRODUCT OFFERINGS AND THE RISKS AND UNCERTAINTIES DESCRIBED IN THE COMPANY'S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE FEDERAL SECURITIES LAWS, INCLUDING THE COMPANY'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2004. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS.

THE COMPANY INTENDS TO FILE DOCUMENTS CONCERNING THE PROPOSED MERGER WITH THE SECURITIES AND EXCHANGE COMMISSION INCLUDING A REGISTRATION STATEMENT ON FORM S-4 CONTAINING AN INFORMATION STATEMENT/PROSPECTUS. WE URGE BINAX SHAREHOLDERS TO READ THE DOCUMENTS FILED AND TO BE FILED BY THE COMPANY, INCLUDING, MOST PARTICULARLY, THE INFORMATION STATEMENT/PROSPECTUS ONCE IT BECOMES AVAILABLE, BECAUSE THESE DOCUMENTS CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION. INVESTORS MAY OBTAIN THE INFORMATION STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT HAVE OR WILL BE FILED BY THE COMPANY WITH THE COMMISSION FREE OF CHARGE AT THE COMMISSION'S WEBSITE (HTTP://WWW.SEC.GOV) OR BY DIRECTING A REQUEST TO INVERNESS MEDICAL INNOVATIONS, INC., 51 SAWYER ROAD, SUITE 200, WALTHAM, MASSACHUSETTS 02453, ATTN: ASSISTANT SECRETARY, TELEPHONE (781) 647-3900.